UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Earliest Event Reported: July 31, 2004

Date of Report: November 5, 2004

Ferrellgas Partners, L.P.
Ferrellgas Partners Finance Corp.
Ferrellgas, L.P.
Ferrellgas Finance Corp.

(Exact name of registrants as specified in their charters)

Delaware Delaware Delaware Delaware	001-11331 333-06693 000-50182 000-50183	43-1698480 43-1742520 43-1698481 14-1866671

(States or other jurisdictions of incorporation or organization)	Commission file numbers	(I.R.S. Employer Identification Nos.)

7500 College Boulevard, Suite 1000, Overland Park, KS 66210

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (913) 661-1500

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Ferrellgas, Inc. Audited Balance Sheets

The consolidated balance sheets as of July 31, 2004, of Ferrellgas, Inc., the general partner of Ferrellgas Partners, L.P. and Ferrellgas, L.P., and subsidiaries have been audited by an independent registered public accounting firm. See Exhibit 99.15 for the audited balance sheets and the report of the independent registered public accounting firm related thereto.

These audited balance sheets and report of the independent registered public accounting firm dated November 4, 2004, and filed herewith, are to be incorporated by reference in Amendment No. 3 to Registration Statement No. 333-103267 of Ferrellgas Partners, L.P. on Form S-3, in Registration Statement No. 333-115765 of Ferrellgas Partners, L.P. on Form S-3, in Post-Effective Amendment No. 1 to Registration Statement No. 33-55185 of Ferrellgas Partners, L.P. on Form S-4 to Form S-1 and in Post-Effective Amendment No. 1 to Registration Statements No. 333-87633 and No. 333-84344 of Ferrellgas Partners, L.P. on Form S-8. See Exhibit 23.1 hereto for the independent registered public accounting firm's consent.

These audited balance sheets and report of the independent registered public accounting firm dated November 4, 2004, and filed herewith, are to be incorporated by reference in Amendment No. 3 to Registration Statement No. 333-103267-01 of Ferrellgas Partners Finance Corp on Form S-3. See Exhibit 23.2 hereto for the independent registered public accounting firm's consent.

These audited balance sheets and report of the independent registered public accounting firm dated November 4, 2004, and filed herewith, are to be incorporated by reference in Amendment No. 3 to Registration Statement No. 333-103267-03 of Ferrellgas, L.P. on Form S-3. See Exhibit 23.3 hereto for the independent registered public accounting firm's consent.

These audited balance sheets and report of the independent registered public accounting firm dated November 4, 2004, and filed herewith, are to be incorporated by reference in Amendment No. 3 to Registration Statement No. 333-103267-02 of Ferrellgas Finance Corp on Form S-3. See Exhibit 23.4 hereto for the independent registered public accounting firm's consent.

Ferrellgas Partners, L.P. Webcast for Fiscal First Quarter

On Tuesday, November 30, 2004, we, Ferrellgas Partners, L.P. and its consolidated subsidiaries will report earnings for our first fiscal quarter ended October 31, 2004. The live webcast of earnings will begin at 3:00 p.m. Eastern Time and can be heard on the Internet at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=62728&eventID=963417.

We are providing the following information in advance of this webcast and in response to recent questions received from the investment community regarding material events announced by an unrelated, publicly-traded heating oil and propane master limited partnership:

o	We believe that our liquidity available from both our operating partnership’s bank credit facility and our accounts receivable securitization facility will be sufficient to meet our peak winter working capital needs, despite recent significant increases in the wholesale cost of propane. Historically, the end of our first fiscal quarter is one of our peak periods for seasonal working capital borrowings. As of October 31, 2004, we had $116.8 million of borrowings and $65.3 million of letters of credit outstanding under the $307.5 million bank credit facility, leaving $125.4 million available under this facility. Additionally, in September 2004 we renewed our accounts receivable securitization facility, which allows us to sell between $60.0 million and $160.0 million of accounts receivable, depending upon the timing of the year and available undivided interests in our accounts receivable. As of October 31, 2004, we utilized $60.0 million of the availability under the accounts receivable securitization facility. As our account receivable increase during our winter season, we expect to have additional availability under this facility to use for peak working capital needs.

o	Ferrellgas Partners, L.P. and the operating partnership have issued notes equal to $1,054.0 million in aggregated principal amount with maturity dates ranging from fiscal years 2006 to 2014. The operating partnership has notes equal to $109.0 million maturing on August 1, 2005. We expect to refinance these notes prior to their maturity with proceeds from issuances of our common units, debt securities and/or other available sources of capital.

o	We plan to deploy our new technology initiative to the majority of our retail distribution outlets by the end of calendar year 2005. Our new technology initiative is designed to improve the routing and scheduling of our customer deliveries, customer administration and operational workflow related to our retail sale and delivery of bulk propane. As of October 31, 2004, approximately one-third of our retail distribution outlets were operational on this new platform. In the last three months since these outlets have been converted to the new platform, we have experienced net customer gains in these locations. In addition, the margin per gallon performance in these outlets has exceeded the budgeted performance for the fiscal quarter ended October 31, 2004. As the new platform is fully implemented in each outlet, we expect to realize reductions in operating costs from efficiencies in improved routing and scheduling of our customer deliveries, customer administration and operational workflow.

o	During the fiscal quarter ended October 31, 2004, we incurred approximately $[4.0] million of costs, primarily related to increased costs for leased equipment, data management and processing, telecommunication costs, training and other costs related to our new technology initiative. We incurred approximately $13.0 million of these similar expenses, in fiscal year 2004 and we expect to incur a total of approximately $15.0 million of these expenses in fiscal year 2005. We expect that after the full deployment of our technology initiative these increased expenses will be more than offset by reductions in costs from efficiencies where the new platform is utilized.

o	In April 2004, we acquired through a series of transactions the asset and liabilities of Blue Rhino Corporation. As a result of this acquisition, we became the largest national provider of propane by portable tank exchange. For our first fiscal quarter ending October 31, 2004, we anticipate these operations will contribute, as expected, approximately $1.0 million to operating income, which includes approximately $6.0 million of depreciation and amortization expense related to the acquired Blue Rhino operations.

o	Including the effects of a preliminary independent valuation of the acquired assets and liabilities of Blue Rhino Corporation, we estimate that our total depreciation and amortization expense will be approximately $20.0 million for the fiscal quarter ending October 31, 2004. Additionally, we completed a debt financing in April and June 2004, incurred in connection with the Blue Rhino acquisition. As a result of these debt financings and an offering of our common units complete in August 2004, the proceeds of which were used to reduce borrowings outstanding under the bank credit facility, we estimate that our total interest expense for the quarter ending October 31, 2004 will be approximately $23.0 million.

o	The wholesale cost of propane has increased significantly during the quarter ended October 31, 2004 compared to same fiscal quarter last year. The wholesale market price at one of the major supply points, Mt. Belvieu, Texas, was $0.81 per gallon at the beginning of the quarter and peaked at $0.97 per gallon during the quarter. As of October 31, 2004, the price was $0.90 per gallon at this same supply point. The average cost of propane at Mt. Belvieu for the quarter ended October 31, 2004 was $0.86 compared to $0.70 per gallon in the previous quarter. Other major supply points in the United States have also experienced significant increases. Historically, when the wholesale cost of propane increases rapidly, gross profit has typically been reduced, for the short-term, until customer prices could be increased. Likewise, when wholesale propane prices decline, our gross profit has increased in the short-term because customer prices have tended to change less rapidly than wholesale prices. Due to the increase in wholesale costs during the fiscal quarter ended October 31, 2004, we anticipate our gross profit to be negatively impacted, as the rapid increase in the wholesale cost of propane during the quarter could not immediately be passed on to our customers.

o	For the fiscal quarter ended October 31, 2004, propane sales volumes are expected to increase by approximately 5 percent primarily due to the contribution from the Blue Rhino operations. Since propane sales volumes during our first fiscal quarter typically represent less than 20 percent of our annual propane sales volumes, we historically experience operating losses during our first fiscal quarter because our fixed costs exceed that quarter's gross profit.

o	We anticipate that our operating loss for our fiscal quarter ended October 31, 2004 will increase by approximately $11.0 million compared to the same fiscal quarter last year. This increased operating loss is primarily due to additional depreciation and amortization expense of approximately $8.0 million compared to same fiscal quarter last year. We expect for the first fiscal quarter that the impact from the increased wholesale propane costs on our gross profit and increased expenses associated with our new technology initiative will be partially offset by operating income provided by the acquired Blue Rhino operations.

o	Additionally, we completed a debt financing in April and June 2004, incurred in connection with the acquired Blue Rhino operations. As a result of these debt financings and an offering of our common units completed in August 2004, the proceeds of which were used to reduce borrowings outstanding under the bank credit facility, we estimate that our total interest expense for the fiscal quarter ending October 31, 2004 will be approximately $23.0 million, a $6.0 million increase conpared to the same fiscal quarter last year.

The financial information provided for our first fiscal quarter ended October 31, 2004 has not been, and will not be, audited by our independent registered public accounting firm. Such information remains subject to our final review and, therefore, is subject to change. In addition, any statement made above concerning expectations for the future are forward-looking statements. A variety of known and unknown risks, uncertainties and other factors could cause results, performance and expectations to differ materially from anticipated results, performance or expectations. These risks, uncertainties and other factors are discussed in the Annual Report on Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P. and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2004, and other documents filed from time to time by those entities with the Securities and Exchange Commission.

ITEM 7.01. REGULATION FD DISCLOSURE

The information provided in Item 2.02 above is incorporated by reference into this Item 7.01 and such information is being furnished under this item solely for the purpose of complying with Regulation FD.

On Tuesday, November 30, 2004, we, Ferrellgas Partners, L.P. and its consolidated subsidiaries will report earnings for our fiscal first quarter ended October 31, 2004. The live webcast of the earnings will begin at 3:00 p.m. Eastern Time and can be heard on the Internet at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=62728&eventID=963417.

ITEM 8.01. OTHER EVENTS

On November 1, 2004, Ferrellgas, L.P. and its wholly-owned subsidiary, Ferrellgas Receivables, LLC, entered into Amendment No. 2 to a Receivable Interest Sale Agreement dated as of September 26, 2000 between Ferrellgas, L.P., as Originator, and Ferrellgas Receivables, L.L.C., as buyer. The primary purpose of the amendment was to make particular non-material technical corrections to the agreement and to clarify the original intent of the provisions of the agreement. This amendment is filed as Exhibit 10.1 to this Current Report and is hereby incorporated by reference into this description of such amendment.

On October 26, 2004, Ferrellgas, L.P. entered into the Third Amendment to the Fourth Amended and Restated Credit Agreement, dated as of December 10, 2002, by and among Ferrellgas, L.P., Ferrellgas, Inc., Bank of America National Trust and Savings Association, as agent, and the lenders party to the original agreement. The primary purpose of the amendment was to make particular non-material technical corrections to the agreement and to clarify the original intent of the provisions of the agreement. This amendment is filed as Exhibit 10.2 to this Current Report and is hereby incorporated by reference into this description of such amendment.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (b) Pro forma financial information.

          On April 22, 2004, we filed the unaudited pro forma condensed combined financial statements of Ferrellgas Partners, L.P. and Blue Rhino Corporation as of January 31, 2004, for the six months ended January 31, 2004 and for the fiscal year ended July 31, 2003 and related footnotes. Also on April 22, 2004 we filed the unaudited pro forma condensed combined financial statements of Ferrellgas L.P. and Blue Rhino Corporation as of January 31, 2004, for the six months ended January 31, 2004 and for the fiscal year ended July 31, 2003 and related footnotes. On July 1, 2004, we filed the unaudited pro forma condensed combined statement of earning of Ferrellgas, L.P. for the nine months ended April 30, 2004 and related footnotes. Also on July 1, 2004, we filed the unaudited pro forma condensed combined statement of earnings of Ferrellgas Partners, L.P. for the nine months ended April 30, 2004 and related footnotes. In this Current Report we are filing:

          (i) the unaudited pro forma condensed combined statement of earnings of Ferrellgas, L.P. for the year ended July 31, 2004 and related footnotes as Exhibit 99.1; and

          (ii) the unaudited pro forma condensed combined statement of earnings of Ferrellgas Partners, L.P. for the year ended July 31, 2004 and related footnotes as Exhibit 99.2.

     (c) Exhibits.

          The Exhibits listed in the Index to Exhibits are filed as part of this Current Report on Form 8-K.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FERRELLGAS PARTNERS, L.P.

By: Ferrellgas, Inc., (General Partner)

Date: November 5, 2004	By:	/s/ Kevin T. Kelly

Kevin T. Kelly
Senior Vice President and
Chief Financial Officer

FERRELLGAS PARTNERS FINANCE CORP.

Date: November 5, 2004	By:	/s/ Kevin T. Kelly

Kevin T. Kelly
Senior Vice President and
Chief Financial Officer

FERRELLGAS, L.P.

By: Ferrellgas, Inc. (General Partner)

Date: November 5, 2004	By:	/s/ Kevin T. Kelly

Kevin T. Kelly
Senior Vice President and
Chief Financial Officer

FERRELLGAS FINANCE CORP.

Date: November 5, 2004	By:	/s/ Kevin T. Kelly

Kevin T. Kelly
Senior Vice President and
Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

10.1	Amendment No. 2 dated November 1, 2004 to the Receivable Interest Sale Agreement dated as of September 26, 2000 between Ferrellgas, L.P., as Originator, and Ferrellgas Receivables, L.L.C, as buyer.
10.2	Third Amendment dated October 26, 2004 to the Fourth Amended and Restated Credit Agreement, dated as of December 10, 2002, among Ferrellgas, L.P., Ferrellgas, Inc., Bank of America National Trust and Savings Association, as agent, and the lenders party to the original agreement.

23.1	Consent of Deloitte & Touche, LLP, independent registered public accounting firm, for the certain use of its report appearing in the Current Report on Form 8-K of Ferrellgas Partners, L.P., as filed with the Securities and Exchange Commission on November 5, 2004.

23.2	Consent of Deloitte & Touche, LLP, independent registered public accounting firm, for the certain use of its report appearing in the Current Report on Form 8-K of Ferrellgas Partners Finance Corp., as filed with the Securities Exchange Commission on November 5, 2004.

23.3	Consent of Deloitte & Touche, LLP, independent registered public accounting firm, for the certain use of its report appearing in the Current Report on Form 8-K of Ferrellgas, L.P., as filed with the Securities Exchange Commission on November 5, 2004.

23.4	Consent of Deloitte & Touche, LLP, independent registered public accounting firm for the certian use of its report appearing in the Current Report on Form 8-K of Ferrellgas Finance Corp., as filed with the Securities Exchange Commission on November 5, 2004.

99.1	Unaudited pro forma condensed combined statement of earnings of Ferrellgas, L.P. for the year ended July 31, 2004 and related footnotes.
99.2	Unaudited pro forma condensed combined statement of earnings of Ferrellgas Partners, L.P. for the year ended July 31, 2004 and related footnotes.
99.3	Press release regarding Ferrellgas Partners, L.P. announcement of its earnings call for its fiscal first quarter ended October 31, 2004.
99.15	Audited consolidated balance sheets of Ferrellgas, Inc. and footnotes as of July 31, 2004 and 2003.